UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): May 16, 2011

TECHNOLOGY RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5250 140th Avenue North

Clearwater, Florida 33760

(Address of principal executive offices)

(727) 535-0572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Technology Research Corporation, a Florida corporation (“TRC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 28, 2011, with Coleman Cable, Inc., a Delaware corporation (“Coleman”), and Clearwater Acquisition I, Inc., a Florida corporation and wholly-owned subsidiary of Coleman (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser agreed to purchase all outstanding shares of TRC’s common stock, par value $0.51 per share (together with the associated stock purchase rights, the “Shares”), that are not already owned by Coleman, at a price of $7.20 per Share, net to the seller in cash (the “Per Share Amount”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 12, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, constitute the “Offer”).

In connection with the Merger (as defined below), on May 16, 2011, TRC notified the NASDAQ Global Market (“NASDAQ”) of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister TRC’s Shares. TRC will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its Shares and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Modification of Rights of Security Holders.

The information contained in Item 3.01 above is incorporated herein by reference.

At the effective time of the Merger (defined below), holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Per Share Amount upon the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in TRC’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

In connection with the closing of the Offer, which expired at 12:00 midnight, New York City time, on Friday, May 13, 2011, Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer (including all Shares delivered through notices of guaranteed delivery), and payment for such Shares will be made promptly, in accordance with the terms of the Offer. BNY Mellon Shareowner Services, the depositary for the Offer, has advised Coleman and Purchaser that, as of the expiration of the Offer, a total of 5,702,446 Shares were validly tendered and not properly withdrawn upon the expiration of the Offer (including 49,538 Shares subject to guaranteed delivery procedures), representing approximately 84.6% of all outstanding Shares. In addition to the Shares tendered in the Offer, Coleman beneficially owns 323,710 Shares, representing approximately 4.8% of all Shares outstanding, which Coleman has indicated were acquired through ordinary brokerage transactions at prevailing market prices prior to the commencement of the Offer. Such previously-owned Shares, together with the Shares validly tendered to Purchaser and not withdrawn (including Shares delivered through notices of guaranteed delivery), represent approximately 89.4% of the Shares outstanding.

On May 16, 2011, Purchaser merged with and into TRC in a “short form” merger (the “Merger”), with TRC surviving the Merger as a wholly owned subsidiary of Coleman (the “Surviving

Corporation”). In connection with the Merger, at the effective time of the Merger (the “Effective Time”), (a) each Share outstanding immediately prior to the Effective Time (other than Shares owned by Coleman, Purchaser or TRC or any direct or indirect wholly-owned subsidiary of Coleman, Purchaser or TRC, in each case immediately prior to the Effective Time) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Amount, without interest and less any applicable withholding taxes, upon the surrender of the certificate representing such Shares, and (b) each unexercised Company Stock Option (as defined in the Merger Agreement and referred to herein as an “Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time, was cancelled and converted automatically into the right to receive a payment equal to the product of (i) the excess, if any, of the Per Share Amount over the applicable exercise price of such Option multiplied by (ii) the number of Shares subject to such Option immediately prior to the Effective Time (assuming full vesting of such Option), less all applicable deductions and withholdings required by law. With respect to those Options where the exercise price per Share was equal to or greater than the Per Share Amount, such Option was cancelled without any cash payment made in respect thereof.

Pursuant to the Merger Agreement, at the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation, as described in Item 5.02 below.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by TRC as Exhibit 2.1 to TRC’s Current Report on Form 8-K filed on March 28, 2011, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, each of Gerry Chastelet, Paul J. Hoeper, N. John Simmons, Jr., Raymond V. Malpocher and Patrick M. Murphy voluntarily resigned as directors of TRC, and G. Gary Yetman, J. Kurt Hennelly and Richard N. Burger became directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in accordance with the Surviving Corporation’s First Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, or as otherwise provided by applicable law.

In addition, at the Effective Time, J. Kurt Hennelly and G. Gary Yetman were appointed as TRC’s President and Chief Executive Officer, respectively. Mr. Yetman replaces Robert D. Woltil, who prior to such appointment had been serving as Chief Executive Officer on an interim basis. Mr. Woltil continues to serve as TRC’s Vice President of Finance, Chief Financial Officer and Secretary.

Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from TRC’s Board of Directors because of any disagreements with TRC on any matter relating to TRC’s operations, policies or practices. Information about Messrs. Hennelly, Yetman and Burger was previously disclosed in the Information Statement comprising Annex I to TRC’s Solicitation/Recommendation Statement on Schedule 14D-9 originally filed by TRC with the SEC on April 12, 2011, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, TRC’s articles of incorporation, as amended, were amended and restated in their entirety to conform substantially to Purchaser’s articles of incorporation as in effect immediately prior to the Effective Time. A copy of TRC’s First Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.

In addition, pursuant to the Merger Agreement, at the Effective Time, TRC’s amended and restated bylaws were further amended and restated in their entirety to conform substantially to Purchaser’s bylaws as in effect immediately prior to the Effective Time. A copy of TRC’s Second Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2011, by and among TRC, Coleman and Purchaser, incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by TRC on March 28, 2011.

3.1	First Amended and Restated Articles of Incorporation of Technology Research Corporation.

3.2	Second Amended and Restated Bylaws of Technology Research Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION (Registrant)

Date: May 16, 2011	By:	/s/ Robert D. Woltil
Robert D. Woltil
Chief Financial Officer